UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2017 (July 5, 2017)

AERKOMM INC.
(Exact name of registrant as specified in its charter)

Nevada	333-192093	46-3424568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44043 Fremont Blvd. Fremont, CA 94538
(Address of principal executive offices)

(877) 742-3094
(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information contained in Item 3.02 below is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

On July 5, 2017, Aerkomm Inc. (the “Company”) entered into a subscription agreement with one investor, Daniel Shih, the founder and an affiliate of the Company (the “Investor”) who agreed to purchase an aggregate of 5,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share, at a price per share of $5.50 per share, for an aggregate purchase of $27,500. The Shares were offered and sold by the Company in a private placement offering (the “Offering”) of up to a maximum of 461,819 shares ($2,540,004) of the Company’s common stock. The Company may accept additional subscriptions in the Offering through August 31, 2017.

The subscription agreement for the Offering provides that the Company will file with the Securities and Exchange Commission not later than ninety (90) days after the date of the final closing of the Offering a registration statement on an appropriate form covering the resale of the Shares. The Investor has agreed to waive these registration rights.

The sale of the Shares was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof and Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The Investor represented his intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate restrictive legends are being affixed to the certificate evidencing the Shares issued in the Offering. The Investor represented and warranted, among other things, that he is as “accredited investor” within the meaning of Rule 501 of Regulation D, that that he has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of an investment in the Company, that he has the ability to bear the economic risks of the investment, and that he has adequate access to information about the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1	Form of Common Stock Subscription Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERKOMM INC.

Date: July 6, 2017	By:	/s/ Y. Tristan Kuo
	Name:	Y. Tristan Kuo
	Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Form of Common Stock Subscription Agreement.

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